UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 25, 2023

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-1147
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

This Current Report on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed by West Pharmaceutical Services, Inc. (the “Company”) with the Securities and Exchange Commission on April 25, 2023 (the “Original Form 8-K”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of its named executive officers (commonly referred to as a “Say-on-Pay” advisory vote). This Amendment does not otherwise amend, modify, or supplement the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Based on the results of the shareholder vote at the Company’s 2023 Annual Meeting of Shareholders held on April 25, 2023, including the shareholders’ non-binding recommendation to hold future Say-on-Pay advisory votes annually, the Board of Directors of the Company has determined that future Say-on-Pay advisory votes will be conducted annually until the next required advisory vote, which under current Securities and Exchange Commission Rules is expected to be our 2029 Annual Meeting of Shareholders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	104	The cover page from the Company’s Current Report on Form 8-K/A, dated April 25, 2023, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ Kimberly Banks MacKay
Kimberly Banks MacKay
Senior Vice President, General Counsel and Corporate Secretary

September 21, 2023

EXHIBIT INDEX

Exhibit No.	Description
104	The cover page from the Company’s Current Report on Form 8-K/A, dated April 25, 2023, formatted in Inline XBRL.

4